UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2009
TECUMSEH PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Oak Valley Drive Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(not applicable)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Edwin L. Buker’s employment as Chairman of the Board, President and Chief Executive Officer terminated as of October 2, 2009. On October 5, 2009, the Company and Mr. Buker entered into a settlement agreement under which Mr. Buker is to receive $2,590,000 in full settlement of Mr. Buker’s rights to compensation and benefits. In accordance with his employment agreement, Mr. Buker resigned as a director upon termination of his employment.
On October 2, 2009, James Wainright, Vice President of Global Operations, was designated acting President.
On October 7, 2009, the Company issued a press release about the management changes. A copy of the press release is filed as an exhibit to this Form 8-K and is hereby incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits.
     The following exhibit is filed with this report:

Exhibit No.	Description
99.1	Press Release dated October 7, 2009

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY
Date: October 8, 2009	By	/s/ James S. Nicholson
James S. Nicholson
Vice President, Treasurer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 7, 2009

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